UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2019

FOOTHILLS EXPLORATION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-55872	27-3439423
(Commission File Number)	(IRS Employer Identification No.)

10940 Wilshire Blvd., 23rd Floor Los Angeles, CA 90024
(Address of Principal Executive Offices)

(424) 901-6655
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 15, 2019, Foothills Exploration, Inc. (the “Company”), closed on a convertible redeemable loan transaction with an unaffiliated lending entity (“Holder”) in the principal amount of $131,250 (the “Note”), before giving effect to certain transactional costs including legal fees yielding a net of $125,000.

The Holder is entitled, at its option, at any time after the 180th daily anniversary of the Note, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock (the “Common Stock”) at a price (“Conversion Price”) for each share of Common Stock equal to 55% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future (“Exchange”), for the twenty (20) prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price).

Interest on any unpaid principal balance of this Note shall be paid at the rate of 12% per annum. Interest shall be paid by the Company in Common Stock (“Interest Shares”). Holder may, at any time, after the 180th daily anniversary of the Note, send in a Notice of Conversion to the Company for Interest Shares based on the formula described above. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

The maturity date for this Note is May 15, 2020 (“Maturity Date”), and is the date upon which the principal sum, as well as any accrued and unpaid interest, shall be due and payable. This Note may be prepaid or assigned with the following penalties/premiums: (i) during the initial 60 calendar day period after the issuance of the Note, by making a payment to the Holder of an amount in cash equal to 125% multiplied by the principal, plus accrued interest; (ii) during the 61st through 120th calendar day period after the issuance of the Note, by making a payment to the Holder of an amount in cash equal to 135% multiplied by principal, plus accrued interest; (iii) during the 121st through 180th calendar day period after the issuance of the Note, by making a payment to the Holder of an amount in cash equal to 145% multiplied by principal, plus accrued interest.

The Company may not prepay any amount outstanding under this Note after the 180th calendar day after the issuance of the Note. Any amount of principal or interest due pursuant to this Note, which is not paid by the Maturity Date, shall bear interest at the rate of the lesser of (i) twenty-four percent (24%) per annum or (ii) the maximum amount permitted by law from the due date thereof until the same is paid (“Default Interest”). If this Note is not paid by the Maturity Date, the outstanding principal due under this Note shall increase by 10%. Interest shall commence accruing on the date the Note is fully paid and shall be computed on the basis of a 360-day year and the actual number of days elapsed. Net proceeds obtained in this transaction will be used for general corporate and working capital purposes. No broker-dealer or placement agent was retained or involved in this transaction.

Pursuant to terms of the Note, the Company covenanted to the Holder to reserve with its transfer agent 1.4 million shares of its Common Stock for conversions (the “Share Reserve”). The Company further covenanted that at all times it would reserve a minimum of four times the number of shares required if the Note would be fully converted. On April 18, 2019, a majority of shareholders of the Company ratified the resolution of the Board of Directors approving an amendment to the Certificate of Incorporation of the Company that would increase authorized Common Stock of the Company from 100 million shares to 475 million shares (the “Certificate Amendment”). The Company anticipates that the Certificate Amendment will be filed and become effective with the Secretary of State of Delaware within 30 days from the date of this Report. To accommodate the covenant of the Company in the interim, Kevin Sylla, our Executive Chairman, delivered to the Company 1.4 million shares of common stock beneficially owned by him to permit the required reservation for the benefit of the Holder. The Company will return 1.4 million shares of common stock to Mr. Sylla upon the increase in the Company’s authorized shares being effected after the filing of the Certificate Amendment. Upon full conversion of the Note, any shares remaining in the Share Reserve will be cancelled.

The transaction documents contain additional terms and provisions, representations and warranties, including further provisions covering conversions of debt, remedies on default, venue, and governing law. The summary of the transactions described in this Form 8-K is qualified in its entirety by reference to the Securities Purchase Agreement, and the 12% Convertible Redeemable Note, which are filed as Exhibits 10.1 and 10.2, to this report.

Item 3.02 Unregistered Sales of Equity Securities.

Disclosures made in Item 1.01 of this Form 8-K are incorporated by reference into this Item 3.02. The offer and sale of the securities were made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The offering and sale were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Holder in connection with the offering. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 8.01. Other Events

The Company is currently in advanced discussions to acquire certain producing oil and gas assets located in Montana, consisting of a total of 87 oil and gas wells, certain related equipment and mineral leases. The oil properties include a total of 58 wells – 12 proved developed producing wells, 25 proved developed non-producing wells, and 21 injection wells – comprising of the Sumatra and Big Wall / Little Wall fields.

The oil properties currently generate approximately $1.1 million in annual gross revenues. The Sumatra field is located adjacent to a recent horizontal discovery made in the Heath formation. These stripper wells currently produce approximately 106 barrels of oil per day (gross) and 72 barrels of oil (net) and realize pricing at a $10 discount to West Texas Intermediate crude. The gas fields located in the Sweet Grass and Stillwater counties of Montana consist of a total of 29 wells – 10 producing and 19 shut-in.

The Company intends to form and fund a special purpose vehicle, Foothills Production II, LLC, in connection with the acquisition and finance of the project. If successful in acquiring the project, the Company intends to implement an asset optimization program, which may be able to increase total production rates by a material amount from current levels. The properties have proved, as well as proved undeveloped, probable and possible reserves. Closing of the transaction will depend on execution of definitive agreements, completion of due diligence and other customary conditions. No assurances can be given that the Company will complete the acquisition.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	12% Convertible Redeemable Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2019

FOOTHILLS EXPLORATION, INC.

By:	/s/ B. P. Allaire
B. P. Allaire
Chief Executive Officer